UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2004

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2004, the employment of William H. Timbers, Jr., President and Chief Executive Officer of USEC Inc. ("USEC"), was terminated. (A copy of the related press release issued by USEC on December 14, 2004 is attached as Exhibit 99.1.) Pursuant to the terms of the Amended and Restated Employment Agreement with Mr. Timbers, effective as of July 29, 2004 (the "Amended and Restated Employment Agreement"), Mr. Timbers was deemed to have resigned as a director of USEC and each of its subsidiaries for which he served as a director as of the date of the termination of his employment with USEC. (A copy of the Amended and Restated Employment Agreement was filed as an exhibit to USEC’s Quarterly Report on Form 10-Q for the period ended September 30, 2004.)

USEC intends to engage in a dialogue with Mr. Timbers regarding the terms of his termination. Any dispute between USEC and Mr. Timbers regarding such terms would be subject to arbitration. Subject to the outcome of this dialogue or arbitration process, USEC believes that it is not obligated to provide the payments and benefits required under the Amended and Restated Employment Agreement for a termination of Mr. Timbers’ employment without cause (as defined by the Amended and Restated Employment Agreement). However, if it is determined that Mr. Timbers’ employment was terminated without cause, USEC estimates that the maximum cash payments that it would have to make to or on behalf of Mr. Timbers would not exceed $18 million, which, after taking into account amounts previously accrued, would reduce net income, on an after-tax basis, by no more than $8 million.

James R. Mellor, Chairman of the Board of Directors of USEC, has assumed the responsibilities of President and Chief Executive Officer, effective December 14, 2004. The Board will form a committee to conduct an executive search for a successor President and Chief Executive Officer.

Mr. Mellor, who is 74, has been a director of USEC since 1998. From 1994 until his retirement in 1997, Mr. Mellor served as Chairman and Chief Executive Officer of General Dynamics Corporation, a company engaged in shipbuilding and marine systems, land and amphibious combat systems, information systems, and business aviation businesses. His prior positions at General Dynamics were as President and Chief Executive Officer from 1993 to 1994 and as President and Chief Operating Officer before 1994. Mr. Mellor also serves on the Board of Directors of AmerisourceBergen Corporation, Computer Sciences Corporation, and Net2Phone, Inc. In addition, he serves on the Board of Trustees of the Scripps Research Institute.

In July 2004, USEC and Mr. Mellor entered into a revised Consulting Agreement, which continues to be effective at this time. Under the terms of this agreement, USEC pays Mr. Mellor a fixed amount of $175,000, and reimburses Mr. Mellor for his reasonable and necessary travel and living expenses in the performance of services under the agreement. A copy of Mr. Mellor’s Consulting Agreement was filed as an exhibit to USEC’s Quarterly Report on Form 10-Q for the period ended September 30, 2004. USEC anticipates entering into an employment agreement with Mr. Mellor in the near future.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number -- 99.1

Description -- Press release, dated December 14, 2004, issued by USEC Inc. announcing the departure of William H. Timbers, President and Chief Executive Officer of USEC Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

December 20, 2004	By:	/s/ Ellen C. Wolf

Name: Ellen C. Wolf
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 14, 2004, issued by USEC Inc. announcing the departure of William H. Timbers, President and Chief Executive Officer of USEC Inc.